EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169542) and Form F-3 (No. 333-169541) of IFM Investments Limited of our report dated April 25, 2014 relating to the consolidated financial statements, which appears in the consolidated financial statements, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

April 25, 2014